EXHIBIT 99.2
PROSPECTUS SUPPLEMENT                                REGISTRATION NO.  333-33362
(To Prospectus dated July 7, 2003)


                                 [LOGO OMITTED]




                        1,000,000,000 Depositary Receipts
                         Semiconductor HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Semiconductor HOLDRS (SM) Trust.

         The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                                Primary
                                                                     Share      Trading
                Name of Company                       Ticker        Amounts     Market
         ----------------------------------------  ------------   -----------  ----------
         Advanced Micro Devices, Inc.                  AMD             4          NYSE
         Altera Corporation                            ALTR            6         NASDAQ
         Amkor Technology, Inc.                        AMKR            2         NASDAQ
         Analog Devices, Inc.                          ADI             6          NYSE
         Applied Materials, Inc.                       AMAT           26         NASDAQ
         Atmel Corporation                             ATML            8         NASDAQ
         Broadcom Corporation                          BRCM            2         NASDAQ
         Intel Corporation                             INTC           30         NASDAQ
         KLA-Tencor Corporation                        KLAC            3         NASDAQ
         Linear Technology Corporation                 LLTC            5         NASDAQ
         LSI Logic Corporation                         LSI             5          NYSE
         Maxim Integrated Products, Inc.               MXIM            5         NASDAQ
         Micron Technology, Inc.                        MU             9          NYSE
         National Semiconductor Corporation            NSM             3          NYSE
         Novellus Systems, Inc.                        NVLS            2         NASDAQ
         SanDisk Corporation                           SNDK            1         NASDAQ
         Teradyne, Inc.                                TER             3          NYSE
         Texas Instruments, Inc.                       TXN            22          NYSE
         Vitesse Semiconductor Corporation             VTSS            3         NASDAQ
         Xilinx, Inc.                                  XLNX            5         NASDAQ

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is July 31, 2003.